Exhibit 99.1

Horizon Pharma Reports First Quarter 2014 Financial Results Exceeding Expectations and Raises 2014 Full-Year Guidance

Net revenues of $51.9 million, adjusted EBITDA of $11.0 million and adjusted non-GAAP net income of $11.0 million, or $0.13 non-GAAP diluted earnings per share

Conference Call and Webcast Today, May 9th, at 8:00 a.m. ET

DEERFIELD, Ill. – May 9, 2014 – Horizon Pharma, Inc. (NASDAQ: HZNP) today provided an update on the Company’s business and announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Gross and net sales were a record $92.2 million and $51.9 million, respectively, representing an overall gross to net revenue deduction of 43.7%.

•	First quarter 2014 VIMOVO net sales were $34.0 million.

•	First quarter 2014 net sales of DUEXIS and RAYOS were $13.9 million and $3.3 million, respectively.

•	Adjusted EBITDA was $11.0 million after excluding the impact of $4.0 million in Vidara acquisition related expenses.

•	Adjusted non-GAAP net income was $11.0 million, or $0.16 non-GAAP basic earnings per share and $0.13 non-GAAP diluted earnings per share.

•	On a GAAP basis, net loss in the first quarter of 2014 was $206.3 million, which includes a non-cash charge of $204.0 million related to the increase in fair value of the embedded derivative associated with the Company’s convertible senior notes due to an increase in the market value of the Company’s common stock during the first quarter.

•	The Company generated $4.3 million in adjusted cash from operating activities, excluding payments made in connection with the Vidara acquisition.

•	Cash and cash equivalents at March 31, 2014 were $103.4 million.

Financial Guidance

•	For 2014, the Company expects net revenues in the range of $270 to $280 million, which assumes the Vidara acquisition closes by July 31, 2014 and includes ACTIMMUNE revenues for the period of August through December 2014. This includes net revenues in the range of $245 to $255 million for the Company’s base business, which includes DUEXIS, VIMOVO, RAYOS and LODOTRA.

•	For 2014, the Company expects adjusted EBITDA (excluding Vidara acquisition related expenses, step up in inventory required under purchase accounting related to ACTIMMUNE and other potential special items or substantive events) to be in the range of $80 to $90 million, which assumes the Vidara acquisition closes by July 31, 2014 and includes ACTIMMUNE results for the period of August through December 2014.

“2014 is off to a great start with record revenues for the quarter and our first ever non-GAAP quarterly profit,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma. “VIMOVO results were above our expectations, with $34.0 million in net revenue in the first quarter, our first full quarter of marketing VIMOVO after acquiring it from AstraZeneca in November 2013. As a result of our outperformance in the quarter and including an expected five months of ACTIMMUNE sales, we have increased our net revenues and adjusted EBITDA guidance for the year.”

Mr. Walbert continued, “We are also making good progress in activities related to the proposed Vidara acquisition, including the early termination of the HSR waiting period, and currently expect we will be in a position to close the transaction this summer.”

First Quarter 2014 Financial Results

During the three months ended March 31, 2014, gross and net sales were $92.2 million and $51.9 million, respectively, compared to $10.7 million and $8.7 million, respectively, during the three months ended March 31, 2013. The Company reaffirms its expectation of mid-forty percent gross to net discounts across its portfolio in 2014.

VIMOVO gross and net sales during the three months ended March 31, 2014 were $50.0 million and $34.0 million, respectively, after deducting sales discounts and allowances of $16.0 million, including co-pay assistance costs of $4.6 million. The Company began promotion of VIMOVO with its rheumatology sales force on November 26, 2013 and began commercialization through its primary care sales force on January 2, 2014. According to data from IMS Health, new prescriptions for VIMOVO increased 10% in January, 18% in February and 15% in March versus the prior month, respectively, as the installed base of prior VIMOVO prescribers were very responsive to active promotion for the first time in years and the commercial business outgrew the decline of the government and cash business. According to data from IMS Health, total prescriptions for VIMOVO in the first quarter of 2014 were 69,368.

DUEXIS gross and net sales during the three months ended March 31, 2014 were $36.4 million and $13.9 million, respectively, after deducting sales discounts and allowances of $22.5 million, including co-pay assistance costs of $11.3 million, compared to gross and net sales of $6.7 million and $4.9 million, respectively, during the three months ended March 31, 2013. The increase in DUEXIS sales during the three months ended March 31, 2014 compared to the prior year period was primarily the result of prescription volume growth driven by expansion of the field sales organization and product price increases implemented during the course of 2013 and in January 2014. DUEXIS sales discounts and allowances increased from the prior year period and from the fourth quarter of 2013 primarily due to higher co-pay costs as a result of the Company’s strategy of keeping patients in spite of higher deductibles and managed care plan changes at the beginning of the calendar year, and higher managed care rebates in the quarter driven by channel mix. The Company expects a moderating of DUEXIS sales discounts and allowances in the coming quarters as patients meet their plan deductibles and co-pay costs are reduced. According to data from IMS Health, total prescriptions for DUEXIS in the first quarter of 2014 were 53,368, versus 39,365 in the first quarter of 2013, an increase of 36%.

RAYOS gross and net sales were $5.1 million and $3.3 million, respectively, during the three months ended March 31, 2014 after deducting sales discounts and allowances of $1.8 million, including co-pay assistance costs of $0.8 million, compared to gross and net sales of $0.4 million and $0.3 million, respectively, during the three months ended March 31, 2013. The increase in RAYOS sales during the three months ended March 31, 2014 compared to the prior year period was primarily attributable to increased volume driven by the expansion of the Company’s sales force focused on RAYOS and product price increases implemented during the course of 2013 and in January 2014. According to data from IMS Health, total prescriptions for RAYOS in the first quarter of 2014 were 2,945, versus 1,152 in the first quarter of 2013.

LODOTRA gross and net sales during the three months ended March 31, 2014 were $0.7 million compared to gross and net sales of $3.6 million and $3.5 million, respectively, during the three months ended March 31, 2013. The decrease in LODOTRA sales during the three months ended March 31, 2014 compared to the prior year period was the result of timing of product shipments to the Company’s European distribution partner, Mundipharma. LODOTRA sales to Mundipharma occur at the time the Company ships product based on Mundipharma’s estimated requirements. Accordingly, LODOTRA sales are not linear or directly tied to Mundipharma sales to the market and can therefore fluctuate from quarter to quarter.

Net loss for the first quarter of 2014 was $206.3 million, or $3.07 per share based on 67,138,463 weighted average shares outstanding, compared to a net loss of $22.2 million, or $0.36 per share based on 61,939,822 weighted average shares outstanding, during the first quarter of 2013. During the first quarter of 2014, the Company recorded a $204.0 million non-cash charge related to the increase in the fair value of the embedded derivative associated with the Company’s convertible senior notes. The increase in fair value was primarily due to a $7.50 per share increase in the market value of the Company’s common stock between December 31, 2013 and March 31, 2014.

Non-GAAP net income for the first quarter of 2014 was $6.9 million, or $0.10 per share basic and $0.08 per share diluted, compared to a non-GAAP net loss of $18.7 million, or $0.30 per share basic and diluted, during the first quarter of 2013. Excluding expenses associated with the Vidara acquisition, adjusted non-GAAP net income for the first quarter of 2014 was $11.0 million, or $0.16 per share basic and $0.13 per share diluted. Refer to the section of this press release below titled, “Note Regarding Use of Non-GAAP Financial Measures.”

The Company had cash and cash equivalents of $103.4 million at March 31, 2014. Excluding payments made in connection with the Vidara acquisition, the Company generated $4.3 million in cash from operating activities during the first quarter of 2014. The Company also generated $24.2 million in cash during the first quarter of 2014 from financing activities, primarily as a result of proceeds from warrant exercises.

Gross profit margins improved to 85% of net sales during the first quarter of 2014 from 57% in the first quarter of 2013, including the impact of depreciation and intangible amortization expense. Excluding depreciation and intangible amortization expense, adjusted gross profit margins were 95% in the first quarter of 2014 compared to 76% in the first quarter of 2013. Higher average selling prices, product sales mix and the increase in net sales which spreads fixed amortization amounts over a larger base were primarily responsible for the improvement in the current period.

Total operating expenses increased to $42.7 million in the first quarter of 2014 from $23.5 million in the first quarter of 2013. $12.4 million of the increase was attributable to sales and marketing, with the majority driven by expansion of the Company’s field sales force as a result of the VIMOVO acquisition. General and administrative expenses increased $6.3 million in the first quarter of 2014 versus the first quarter of 2013, with approximately $4.0 million related to the Vidara acquisition.

Interest expense increased by net $0.6 million to $4.2 million during the three months ended March 31, 2014, from $3.6 million during the three months ended March 31, 2013. The increase in interest expense was primarily attributable to higher debt discount expenses of $1.4 million, offset by $0.8 million in lower interest expense as a result of lower borrowing costs under the Company’s 5.0% convertible senior notes due 2018, compared to borrowing costs under the Company’s prior senior secured loan facility which was retired in November 2013.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides certain financial measures such as non-GAAP net income (loss) and non-GAAP net income (loss) per share, gross profit margins and cash from operations, including further adjustments to these measures, that include adjustments to GAAP figures. These adjustments to GAAP exclude transaction related expenses as well as non-cash items such as stock compensation, depreciation and amortization, non-cash interest expense, and other non-cash adjustments such as the increase or decrease in the fair value of the embedded derivative associated with the Company’s convertible senior notes. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are also used and provided by Horizon as a non-GAAP financial measure. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of operational results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the financial statements portion of this press release where the Company has provided a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. However, the Company has not provided a reconciliation of full year 2014 adjusted EBITDA outlook to a net income (loss) outlook because certain items that are a component of net income (loss) but not part of adjusted EBITDA, such as the gain (loss) on derivative revaluation associated with the convertible senior notes, are not in our control and cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price on that component of net income (loss).

Conference Call

At 8:00 a.m. Eastern Time today, Horizon’s management will host a live conference call and webcast to review the Company’s financial and operating results and provide a general business update.

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

Alternatively, please call 1-888-338-8373 (U.S.) or 973-872-3000 (international) to listen to the conference call. The conference ID number for the live call is 29164068. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or 404-537-3406 (international). The conference ID number for the replay is 29164068.

About Horizon Pharma

Horizon Pharma, Inc. is a commercial stage, specialty pharmaceutical company that markets DUEXIS®, VIMOVO® and RAYOS®/LODOTRA®, which target unmet therapeutic needs in arthritis, pain and inflammatory diseases. The Company’s strategy is to develop, acquire or in-license additional innovative medicines or companies where it can execute a targeted commercial approach among specific target physicians such as primary care physicians, orthopedic surgeons and rheumatologists, while taking advantage of its commercial strengths and the infrastructure the Company has put in place. For more information, please visit www.horizonpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expected 2014 net revenue and adjusted EBITDA, expectations regarding future DUEXIS sales discounts and allowances for the remainder of 2014, the expected timing for closing of the Vidara acquisition and the on-going commercialization of DUEXIS, VIMOVO and RAYOS and future commercialization of ACTIMMUNE. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding Horizon’s ability to commercialize products successfully, whether commercial data regarding DUEXIS, VIMOVO, RAYOS and ACTIMMUNE in the United States for any historic periods are indicative of future results, Horizon’s ability to comply with post-approval regulatory requirements, Horizon’s ability to enforce its intellectual property rights to its products, whether and when Horizon will be able to satisfy the conditions precedent to close its proposed merger with Vidara, Horizon’s ability to execute on its plan to grow through acquisition of or in-licensing additional products or companies where it can execute a targeted commercial approach among specific target physicians and whether any such acquisitions or in-licensing transactions will leverage the Company’s commercial strengths and infrastructure. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Horizon and Vidara will be filing documents with the SEC, including the filing by Horizon of a preliminary and definitive proxy statement/prospectus relating to the proposed transaction and the filing by Vidara of a registration statement on Form S-4 that will include the proxy statement/prospectus relating to the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Horizon stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HORIZON, VIDARA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, by directing a request to Horizon’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon’s Investor Relations department at 224-383-3000 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Horizon and its directors and executive officers and Vidara and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Horizon in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Horizon is also included in Horizon’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 13, 2014. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Horizon as described above.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$103,374	$80,480
Restricted cash	738	738
Accounts receivable, net	40,100	15,958
Inventories, net	9,432	8,701
Prepaid expenses and other current assets	9,105	4,888

Total current assets	162,749	110,765
Property and equipment, net	3,897	3,780
Intangible assets, net	125,992	131,094
Other assets	6,496	6,957

Total assets	$299,134	$252,596

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,271	$9,921
Accrued expenses	44,712	24,049
Accrued royalties	11,416	8,010
Deferred revenues - current portion	3,102	1,330

Total current liabilities	69,501	43,310
Long-term liabilities
Convertible debt, net	112,774	110,762
Derivative liability	313,440	109,410
Accrued royalties	21,576	24,982
Deferred revenues, net of current	8,017	9,686
Deferred tax liabilities, net	2,903	3,362
Other long term liabilities	166	166

Total liabilities	528,377	301,678

Commitments and Contingencies
Stockholders’ equity
Common stock, $0.0001 par value per share; 200,000,000 shares authorized; 71,413,573 and 66,097,417 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively.	7	7
Additional paid-in capital	436,513	410,430
Accumulated other comprehensive loss	(2,398)	(2,403)
Accumulated deficit	(663,365)	(457,116)

Total stockholders’ deficit	(229,243)	(49,082)

Total liabilities and stockholders’ equity	$299,134	$252,596

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Revenues
Gross sales	$92,248	$10,698
Sales discounts and allowances	(40,322)	(2,005)

Net sales	51,926	8,693

Cost of goods sold	7,619	3,769

Gross profit	44,307	4,924
Operating Expenses
Research and development	2,833	2,198
Sales and marketing	28,695	16,328
General and administrative	11,192	4,942

Total operating expenses	42,720	23,468

Operating income (loss)	1,587	(18,544)
Interest expense, net	(4,207)	(3,603)
Foreign exchange loss	(38)	(905)
Loss on derivative fair value	(204,030)	—
Other expense	(667)	—

Loss before benefit for income taxes	(207,355)	(23,052)
Benefit for income taxes	(1,105)	(881)

Net loss	$(206,250)	$(22,171)

Net loss per share- basic and diluted	$(3.07)	$(0.36)

Weighted average shares outstanding used in calculating net loss per share - basic and diluted	67,138,463	61,939,822

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
GAAP Net Loss	$(206,250)	$(22,171)
Non-GAAP Adjustments
Loss on derivative revaluation	204,030	—
Intangible amortization expense (net of tax effect)	4,680	1,324
Stock-based compensation	1,927	1,079
Amortization of debt discount and deferred financing costs	2,333	910
Depreciation expense	376	259
Amortization of deferred revenue	(161)	(68)

Total of non-GAAP adjustments	213,185	3,504

Non-GAAP Net Income (Loss)	$6,935	$(18,667)

Weighted average shares - basic	67,138,463	61,939,822
Weighted average shares - diluted
Weighted average shares - basic	67,138,463	61,939,822
Common stock equivalents	15,961,807	—

Weighted average shares - diluted	83,100,270	61,939,822

Non-GAAP Basic Earnings (Loss) per share:
GAAP net loss per common share-basic and diluted	$(3.07)	$(0.36)
Non-GAAP adjustments	3.17	0.06

Non-GAAP Basic Earnings (Loss) per share	$0.10	$(0.30)
Non-GAAP Diluted Net Income (Loss) Per Share:
Non-GAAP net income (loss) per common share-basic	$0.10	$(0.30)
Dilutive earnings per share effect of common stock equivalents	(0.02)	—

Non-GAAP net income (loss) per common share-diluted	$0.08	$(0.30)
Adjustments to Non-GAAP Net Income (Loss)
Adjustment for Vidara acquisition expenses	$4,049	$—

Total of non-GAAP adjustments	217,234	3,504

Adjusted Non-GAAP Net Income (Loss)	$10,984	$(18,667)

Adjusted Non-GAAP Basic Earnings (Loss) per share:
GAAP net loss per common share-basic and diluted	$(3.07)	$(0.36)
Non-GAAP adjustments	3.23	0.06

Adjusted Non-GAAP Basic Earnings (Loss) per share	$0.16	$(0.30)
Adjusted Non-GAAP Diluted Net Income (Loss) Per Share:
Adjusted Non-GAAP net income (loss) per common share-basic	$0.16	$(0.30)
Dilutive earnings per share effect of common stock equivalents	(0.03)	—

Adjusted Non-GAAP net income (loss) per common share-diluted	$0.13	$(0.30)

ADDITIONAL GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except percentages)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
GAAP Net Loss	$(206,250)	$(22,171)
Loss on derivative revaluation	204,030	—
Depreciation and intangible amortization expense	5,403	1,922
Interest expense, net	4,207	3,603
Step up inventory	—	—
Other expense, net	667	—
Foreign exchange loss	38	905
Benefit for income taxes	(1,105)	(881)

Non-GAAP Adjustments	213,240	5,549

EBITDA	$6,990	$1,079

Adjustments for Vidara acquisition costs	4,049	—

Total Non-GAAP Adjustments	217,289	5,549

Adjusted EBITDA	$11,039	$1,079

GAAP net sales	$51,926	$8,693
GAAP cost of goods sold	(7,619)	(3,769)

GAAP gross profit	$44,307	$4,924

GAAP gross profit %	85%	57%
Non-GAAP gross profit adjustments:
Depreciation and intangible amortization expense	5,059	1,716

Non-GAAP gross profit	$49,366	$6,640

Non-GAAP gross profit %	95%	76%
GAAP cash used in operating activities	$(757)	$(22,769)
Cash payments related to Vidara acquisition	5,095	—

Non-GAAP cash used in operating activities	$4,338	$(22,769)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Cash flows from operating activities
Net loss	$(206,250)	$(22,171)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,403	1,922
Stock-based compensation	1,927	1,079
Loss on derivative revaluation	204,030	—
Amortization of debt discount and deferred financing costs	2,333	910
Paid in kind interest expense	—	783
Foreign exchange loss	38	905
Changes in operating assets and liabilities:
Accounts receivable	(24,142)	(4,300)
Inventories	(729)	866
Prepaid expenses and other current assets	(4,218)	379
Accounts payable	352	(1,026)
Accrued expenses	20,702	(1,682)
Deferred revenues	112	349
Deferred tax liabilities	(454)	(864)
Other non-current assets and liabilities	139	81

Net cash used in operating activities	(757)	(22,769)

Cash flows from investing activities
Purchase of property and equipment	(494)	(225)

Net cash used in investing activities	(494)	(225)

Cash flows from financing activities
Proceeds from the issuance of common stock	24,156	—

Net cash provided by financing activities	24,156	—

Effect of exchange rate changes on cash and cash equivalents	(11)	(17)
Net increase (decrease) in cash and cash equivalents	22,894	(23,011)
Cash and cash equivalents
Beginning of period	80,480	104,087

End of period	$103,374	$81,076

Contact:

Robert J. De Vaere

Executive Vice President, Chief Financial Officer

investor-relations@horizonpharma.com

Bob Carey

Executive Vice President, Chief Business Officer

bcarey@horizonpharma.com